PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

File No. 333-293062

22,846,452 Shares of Common Stock

The shares of Common Stock registered for resale pursuant to this prospectus (the “Shares”) consist of (i) 108,392 Shares issued pursuant to the consulting agreement (the “Thesprogen Agreement”) entered into on December 28, 2025 by and between the Company and Thesprogen, PC (“Thesprogen”); (ii) 104,896 Shares issued pursuant to the consulting agreement (the “NJS Agreement”) entered into on December 29, 2025, by and between the Company and NJS Foresight Bio-Advisory, LLC; (iii) up to 18,518,518 Shares of Common Stock issuable pursuant to the directed stock purchase agreement entered into on January 16, 2026 (the “ELOC Purchase Agreement”) by and between the Company and Ascent Partners Fund LLC (“Ascent”); (iv) 204,031 Shares to be issued to Ascent in connection with the ELOC Purchase Agreement; (v) 224,800 Shares issued in connection with the sale and purchase agreement (the “Purchase Agreement”) entered into on December 8, 2025 between the Company and Corvus Capital Limited (“Corvus”); and (vi) up to 3,685,815 Shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued in connection with the Purchase Agreement.

We are registering the Shares on behalf of the Selling Stockholders to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of our Common Stock by the Selling Stockholder in the offering described in this prospectus. The Selling Stockholders may sell any, all or none of the Shares offered by this prospectus. For more information, see “Use of Proceeds.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may offer or sell the Shares from time to time in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 13 of this prospectus for more information about how the Selling Stockholders may sell or dispose of the Shares of Common Stock being registered pursuant to this prospectus.

This prospectus describes the general manner in which the Shares may be offered and sold. When the Selling Stockholders sell Shares of Common Stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Common Stock is traded on The Nasdaq Capital Market under the trading symbol “CDT.” On February 9, 2026, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.16.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus and the documents incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The distribution of this prospectus and this offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” “CDT,” the “Registrant,” “we,” “us,” and “our” refer to CDT Equity Inc. and its subsidiaries on a consolidated basis (and the business of Old Conduit which became the business of the Company after giving effect to the Business Combination (as defined below)), unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, all applicable prospectus supplements, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus, all applicable prospectus supplements, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

On September 22, 2023, a merger transaction (the “Business Combination”) between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed pursuant to the Agreement and Plan of Merger, dated November 8, 2022, as amended, (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at the closing, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the Business Combination as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. Effective August 5, 2025, the Company changed its name from Conduit Pharmaceuticals Inc. to CDT Equity Inc. Our change to CDT Equity Inc. reflects the evolution of our strategy as a data-driven biotech development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships.

CDT Equity is a data-driven biotech development and digital asset treasury management company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. The Company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel therapeutic treatments.

CDT Equity’s strategy is centered on unlocking the untapped value of clinical-stage compounds, particularly those deprioritized by larger pharmaceutical companies with strong, supporting Phase I safety data. Through advanced co-crystallization and solid-form technologies developed at our Cambridge facility, we aim to improve drug properties and have successfully extended the patent life of certain drugs by up to 20 years.

Recent Developments Regarding the Selling Stockholders

Thesprogen Agreement

On December 28, 2025, the Company and Thesprogen entered into the Thesprogen Agreement pursuant to which Thesprogen will evaluate the Company’s recent pre-clinical data on AZD1656, devise strategies to optimize pre-clinical development including possible human organ models in COPD or Fibrosis (IPF, NASH, Kidney), and devise strategies to optimize the Company’s press releases and public messaging. The Thesprogen Agreement is for a term of six months, unless terminated earlier in accordance with its terms, and contains customary representations and warranties. Effective December 29, 2025, in exchange for $155,000 of consideration paid by the Company under the Thesprogen Agreement, CDT issued 108,392 shares to Thesprogen valued at the closing price of the Company’s Common Stock immediately preceding execution of the Thesprogen Agreement.

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NJS Agreement

On December 29, 2025 (the “Effective Date”), the Company and NJS entered into the NJS Agreement pursuant to which NJS will provide advisory and business development services to the Company focused on the identification, introduction and support of potential licensing partners in connection with the out-licensing of the Company’s asset portfolio. The NJS Agreement is for a term of twelve months, unless terminated earlier in accordance with its terms, and contains customary representations and warranties. As consideration for NJS’s services, CDT paid a one-time fixed retainer of $150,000 on the Effective Date (the “Initial Retainer”) and a commission fee for each out-licensing transaction, partnership or definitive agreement (each, a “Transaction”) executed by the Company during the twelve-month period following the Effective Date equal to 8% of the total announced value, defined as the total aggregate value of the deal as publicly announced or as stipulated in the definitive licensing agreement, of each Transaction (the “Commission Fee”). In addition, CDT has agreed to pay NJS a Commission Fee for any Transaction executed during the twelve-month period immediately following the termination of the NJS Agreement only if the Transaction partner was first introduced by NJS during the term of the NJS Agreement and the Transaction was initiated and materially negotiated by NJS during the term of the NJS Agreement. Pursuant to the NJS Agreement, the Initial Retainer and any Commission Fees are payable in cash or common stock at the Company’s election. On the Effective Date, in exchange for the Initial Retainer, CDT issued 104,896 shares of the Company’s Common Stock to NJS valued at the closing price of the Common Stock immediately preceding execution of the NJS Agreement.

ELOC Purchase Agreement and Registration Rights Agreement

On January 16, 2026, the Company entered into the ELOC Purchase Agreement with Ascent relating to an equity line of credit facility (the “ELOC”). Pursuant to the ELOC Purchase Agreement, the Company will have the right from time to time at its option to sell to Ascent up to $25 million of the Company’s Common Stock, subject to certain customary conditions and limitations set forth in the ELOC Purchase Agreement, including that (i) Ascent shall not be obligated to purchase or acquire any shares of Common Stock that would result in its beneficial ownership exceeding 9.99% of the Company’s then-outstanding voting power and (ii) Ascent shall not be obligated to purchase shares of Common Stock if the volume weighted average price for the Common Stock on an Advance Notice Date (as defined in the ELOC Purchase Agreement) is less than $1.35 (the “Regular Floor Price”). The Regular Floor Price shall be subject to a reset on each six (6) month anniversary of the date of the ELOC Purchase Agreement. As additional consideration, the Company agreed to issue 204,031 shares of Common Stock to Ascent (the “Effective Date Shares”). The Effective Date Shares are payable on the earlier of (i) April 16, 2026 or (ii) the date this registration statement is deemed effective.

Sales of Common Stock to Ascent, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of shares of Common Stock and determinations by the Company regarding the use of proceeds of such sales. The net proceeds from any sales under the ELOC Purchase Agreement will depend on the frequency with, and prices at, which the shares of Common Stock are sold to Ascent. The Company expects to use the proceeds from any sales under the ELOC Purchase Agreement for working capital and general corporate purposes. Under the terms of the ELOC Purchase Agreement, the Company has agreed not to engage in any other “at the market offering” or “equity line of credit” transaction during the term of the ELOC Purchase Agreement.

The Company has the right, but not the obligation to direct Ascent to purchase shares of Common Stock until the earlier of (i) the first day of the month following the 36-month period after the effective date of the ELOC Purchase Agreement; and (ii) such time as $25.0 million of Common Stock have been sold to Ascent. The Company has the right to terminate the ELOC Purchase Agreement at any time after commencement, at no cost or penalty, upon written notice to Ascent. Ascent has the right to terminate the ELOC Purchase Agreement upon written notice to the Company if the Effective Date (as defined in the ELOC Purchase Agreement) has not occurred within 10 business days of execution.

In connection with the Company’s entry into the ELOC Purchase Agreement, the Company also entered into a registration rights agreement with Ascent (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock that may be sold to Ascent under the ELOC and the Effective Date Shares.

Corvus Purchase Agreement

On December 8, 2025, the Company and Corvus entered into the Purchase Agreement for the issuance to Corvus of (i) all of the outstanding shares of Conduit Pharmaceuticals Limited (“CPL”) held of record by the Company (the “CPL Shares”), (ii) 224,800 shares of the Company’s Common Stock (the “CDT Shares”), and (iii) 3,685,815 Pre-Funded Warrants to purchase the Pre-Funded Warrant Shares. The issuance to Corvus was in connection with the sale of CPL, a current subsidiary of the Company, that has been the subject of the ongoing litigation the Company has previously disclosed. The Company sold CPL, including the potential liability associated with the litigation, to Corvus, a wholly-owned subsidiary of the Company’s Chief Executive Officer for a settlement amount of $7,000,000 that was satisfied through the issuance of the CDT Shares and Pre-Funded Warrants. Prior to the execution of the Purchase Agreement, CPL transferred its shareholding in its wholly-owned subsidiary, CDT Equity Ltd, to the Company in order to simplify its organizational structure.

The ability to exercise any or all of the Pre-Funded Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations (“Stockholder Approval”). Under the terms of the Pre-Funded Warrants, Corvus will not have the right to exercise any portion of the Pre-Funded Warrants if Corvus (together with its affiliates) would beneficially own in excess of 49.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Pursuant to the Purchase Agreement, the Company agreed to file a resale registration statement to register the resale of the CDT Shares and Pre-Funded Warrant Shares as soon as practicable, and to use commercially reasonable efforts to have such registration statement declared effective by the Commission and to keep such registration statement effective at all times until Corvus no longer own any CDT Shares and Pre-Funded Warrant Shares. The filing of the registration statement of which this prospectus forms a part was made to satisfy this obligation.

Corporate Information

On September 22, 2023, the Business Combination between Old Conduit, MURF and Merger Sub, was completed pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the closing, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the Business Combination as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. On August 5, 2025, the Company filed an amendment to its Second Amended and Restated Certificate of Incorporation, to effect a change of the Company’s name from “Conduit Pharmaceuticals Inc.” to “CDT Equity Inc.”

Our principal executive offices are located at 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103, and our telephone number is (646) 491-9132. Our website address is www.cdtequity.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

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The Offering

Shares of Common Stock offered by the Selling Stockholders

22,846,452 Shares of Common Stock issued pursuant to the Thesprogen Agreement, NJS Agreement, ELOC Purchase Agreement and Purchase Agreement, including shares of Common Stock underlying the Pre-Funded Warrants.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares of Common Stock covered hereby by the Selling Stockholders. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may offer or sell the Shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CDT”.

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” on page 5 of this prospectus and under similar headings in other documents incorporated by reference herein.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,”, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related to this Offering

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

We currently have limited working capital and continue to incur costs and expenses as part of our operations. Our current expenses and ongoing operations require substantial additional capital, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations, including through a bankruptcy or liquidation.

Our operations have consumed substantial amounts of cash since our inception. As of September 30, 2025, we had an accumulated deficit of $47.0 million and our net loss was $7.1 million for the three months ended September 30, 2025. We expect to continue to incur significant expenses and increasing operating losses. Our business requires additional capital for its ongoing operations. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements, subject to the requirements set forth in the ELOC Purchase Agreement. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

If we are unable to raise additional capital in the short term, we may be required to materially curtail, reduce or cease our operations, including through a bankruptcy or liquidation. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to file for bankruptcy or dissolve and liquidate with little or no return to investors.

It is not possible to predict the actual number of shares we will sell under the ELOC Purchase Agreement to Ascent, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the ELOC Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to Ascent at any time throughout the term of the ELOC Purchase Agreement. The actual number of shares that are sold to Ascent under the ELOC Purchase Agreement may depend based on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $25 million, which may impact our future liquidity. Because the price per share of each share sold to Ascent under the ELOC Purchase Agreement will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

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The terms of the ELOC Purchase Agreement limit the amount of shares we may issue to Ascent, which may limit our ability to utilize the arrangement to enhance our cash resources.

The ELOC Purchase Agreement includes restrictions on our ability to sell our shares to Ascent, including, subject to specified limitations, if a sale would cause Ascent to beneficially own more than 9.99% of our issued and outstanding shares of Common Stock or if the price for the Common Stock is less than the Regular Floor Price, then we may not sell Ascent any shares. Accordingly, we cannot guarantee that we will be able to sell the full amount of shares that Ascent has committed to purchase, if any. If we cannot sell the full amount of shares that Ascent has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our Common Stock, significantly dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that investors sell shares of our Common Stock pursuant to this prospectus, the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock. In addition, to the extent certain of the shares being registered for resale are ultimately able to be obtained by the selling stockholder, if the receipt of shareholder approval as required by the rules of the Nasdaq Market is received to allow for their issuance, if such issuances were to occur, it would significantly dilute the ownership interest of our then existing stockholders and could further impact the price of our Common Stock.

Sales of substantial amounts of our Common Stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

The sale by the selling stockholders of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made by us in future transactions at prices lower than the prices they paid.

Risks Associated with our Common Stock

Our failure to meet the continued listing requirements of the Nasdaq could result in a delisting of our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market and our redeemable warrants are listed on The Nasdaq Capital Market. Although we met the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares, and distribution requirements, we cannot assure investors that our securities will continue to meet the Nasdaq continued listing requirements, and if we are unable to do so, or to cure any such deficiencies, our Common Stock and/or our redeemable warrants could be delisted in the future.

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We will require substantial additional funding in the future, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations.

Our operations have consumed substantial amounts of cash since our inception. As of September 30, 2025, we had an accumulated deficit of $47 million and our net loss was $7.1 million for the quarter ended September 30, 2025. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. Our business will require substantial additional capital for implementation of our long-term business plan and development of clinical assets. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

Our future funding requirements will depend on many factors, including, but not limited to:

●	the progress, timing, scope, and costs of our clinical trials, including the ability to timely enroll patients in our potential future clinical trials;

●	the outcome, timing, and cost of regulatory approvals by the FDA and comparable regulatory authorities, including the potential that the FDA or comparable regulatory authorities may require that we perform more studies than those that we currently expect;

●	the amount of revenues, if any, from our current clinical assets or any future clinical assets;

●	the terms and timing of any potential future collaborations, licensing, or other arrangements that we may establish;

●	cash requirements of any future acquisitions and/or the development of other clinical assets;

●	the costs of operating as a public company;

●	the time and cost necessary to respond to technological and market developments;

●	any disputes which may occur between us, employees, collaborators, or other prospective business partners; and

●	the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights.

If we raise additional funds by selling shares of our Common Stock or other equity-linked securities, the ownership interest of our current stockholders will be diluted. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, or clinical assets or to grant licenses on terms that may not be acceptable to us. If we raise additional funds through debt financing, we may have to grant, if able, a security interest on our assets to the future lenders, our debt service costs may be substantial, and any current or future lenders may have a preferential position in connection with any future bankruptcy or liquidation involving the Company.

On February 9, 2026, the last quoted sale price for our Common Stock as reported on Nasdaq was $1.16 per share. Currently, the exercise prices of the Company’s warrants are far greater than the current market price of our Common Stock. Accordingly, such warrants are unlikely to be exercised and therefore the Company does not expect to receive any proceeds from such exercise of the warrants in the near term. Whether any holders of warrants determine to exercise such warrants, which would result in cash proceeds to the Company, will likely depend upon the market price of our Common Stock at the time of any such holder’s determination.

If we are unable to raise additional capital when needed, we may be required to curtail the development of our technology or materially curtail or reduce our operations. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to dissolve and liquidate with little or no return to investors.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer or sell the Shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus, prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of Shares of Common Stock held by the Selling Stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate of 22,846,452 Shares of our Common Stock issued pursuant to the Thesprogen Agreement, NJS Agreement, ELOC Purchase Agreement and Purchase Agreement, including shares of Common Stock underlying the Pre-Funded Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Recent Developments Regarding the Selling Stockholders”.

The table below sets forth, as of January 27, 2026, the following information regarding the Selling Stockholders:

●	the name of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of January 27, 2026.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of January 27, 2026.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own.

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Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholders	Shares Owned prior to Offering		Maximum Number of Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Corvus Capital Ltd.(2)	3,932,482	(2)	3,910,615	21,867	*
Thesprogen, PC(3)	108,392	(3)	108,392	0	0
NJS Foresight Bio-Advisory, LLC	104,896	(4)	104,896	0	0
Ascent Partners Fund LLC	18,722,549	(5)	18,722,549	0	0

* Less than 1.0%.

(1)	Percentages are based on 2,303,490 shares of Common Stock outstanding as of January 27, 2026, assuming the resale of all of the Shares of Common Stock, including the shares of Common Stock underlying the Pre-Funded Warrants, covered by this prospectus.

(2)

Consists of (i) 224,800 Shares of Common Stock and Pre-Funded Warrants to purchase up to 3,685,815 shares of Common Stock issued in connection with the Purchase Agreement and (ii) 21,867 shares of Common Stock (including 2,504 shares of Common Stock owned directly by Corvus, 14 shares of Common Stock owned directly by Algo Holdings, Inc., its wholly-owned subsidiary (“Algo”), and 19,349 shares of Common Stock owned directly by Manoira Corporation (“Manoira”), of which Corvus is owner of 99% of its equity interests).

The ability to exercise any or all of the Pre-Funded Warrants is subject to Stockholder Approval. Under the terms of the Pre-Funded Warrants, Corvus will not have the right to exercise any portion of the Pre-Funded Warrants if Corvus (together with its affiliates) would beneficially own in excess of 49.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Dr. Andrew Regan beneficially owns 386,672 shares of Common Stock, including 140,005 shares of Common Stock held directly by Dr. Regan, 227,304 shares of Common Stock owned directly by Corvus, 14 shares of Common Stock owned directly by Algo and 19,349 shares of Common Stock owned directly by Manoira. Dr. Regan is the Chief Executive Officer and sole shareholder of Corvus. Algo is a wholly owned subsidiary of Corvus. Dr. Regan is the sole director of Manoira of which Corvus is the 99.0% owner of its equity interests. By virtue of these relationships, Dr. Regan may be deemed to beneficially own the shares of Common Stock held of record by each of Corvus, Algo and Manoira. Dr. Regan disclaims any such beneficial ownership except to the extent of his pecuniary interest therein.

(3)

Consists of 108,392 Shares issued pursuant to the Thesprogen Agreement.

In addition to the Thesprogen Agreement described herein, effective March 25, 2025, the Company entered into a consulting agreement (the “Thesprogen Consulting Agreement”) with Thesprogen. Total fees under the Thesprogen Consulting Agreement total to $0.3 million and was settled through the issuance of 2,809 fully vested unregistered shares of Common Stock on March 31, 2025, which 2,809 shares were subsequently registered pursuant to a Registration Statement on Form S-3 (File No. 333-286684) filed on April 22, 2025 and deemed effective on April 30, 2025.

(4)	Consists of 104,896 Shares issued pursuant to the NJS Agreement.

(5)	Consists of up to 18,518,518 Shares issuable pursuant to the ELOC Purchase Agreement and 204,031 Effective Date Shares. The business address of Ascent Partners Fund LLC is 19505 Biscayne Blvd., Suite 2350, Aventura, Florida 33180.

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DESCRIPTION OF COMMON STOCK

The following is a description of our securities of as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”), each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, and the applicable portions of the DGCL carefully, along with the terms of any securities offered for sale pursuant to a prospectus.

General

The total amount of authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of January 27, 2026, our issued and outstanding capital stock consists of 2,303,490 shares of Common Stock and no shares of Preferred Stock.

Common Stock

Voting

The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of Common Stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the Common Stock.

Nasdaq Capital Market Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CDT.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, with an address of 1 State Street, 30th floor, New York, NY 10004.

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ANTI-TAKEOVER EFFECTS OF THE CHARTER AND THE BYLAWS

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PLAN OF DISTRIBUTION

The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Ascent is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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Pursuant to the ELOC Purchase Agreement, we agreed to maintain the effectiveness of this Registration Statement for so long as any of the following are true: (a) a registration statement with respect to the sale of such Shares is declared effective by the SEC under the Securities Act and such Shares have been disposed of by the holder in accordance with such effective registration statement, (b) such Shares have been previously sold in accordance with Rule 144, or (c) such Shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the holder (assuming that such Shares and any Shares issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such Shares were issued or are issuable, were at no time held by any affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CDT”.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of CDT Equity Inc. as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this preliminary prospectus and registration statement to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, and which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.cdtequity.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025, as amended by our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2025, filed on August 14, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 14, 2025, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed on November 13, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on January 14, 2025; January 23, 2025; February 11, 2025; February 19, 2025; March 6, 2025; April 1, 2025; April 2, 2025; April 4, 2025; April 16, 2025, April 25, 2025, May 6, 2025, May 16, 2025, June 3, 2025, June 9, 2025, August 8, 2025, August 14, 2025, October 9, 2025, December 12, 2025, January 2, 2026 and January 22, 2026;

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2025 and our definitive proxy statement on Schedule 14A, as filed with the SEC on July 8, 2025; and

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 28, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103 or by telephoning us at (646) 491-9132.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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22,846,452 Shares of Common Stock

PROSPECTUS

February 9, 2026

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.